Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Haemonetics Corporation 2005 Long Term Incentive Compensation Plan of our reports dated May 22, 2012, with respect to the consolidated financial statements and schedule of Haemonetics Corporation and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 31, 2012
Boston, Massachusetts